Exhibit 77Q1 – Additional Items

Item 15

Foreign Sub-Custodian Network for J.P. Morgan Chase Bank
MARKET	SUBCUSTODIAN
ARGENTINA	HSBC Bank Argentina S.A. Avenida Martin Garcia 464, 5th Floor C1268ABN Buenos Aires ARGENTINA
AUSTRALIA	JPMorgan Chase Bank, N.A. Level 19, 55 Collins Street Melbourne 3000 AUSTRALIA
AUSTRIA	UniCredit Bank Austria AG Julius Tandler Platz - 3 A-1090 Vienna AUSTRIA
BAHRAIN	HSBC Bank Middle East Limited 1st Floor, Building No 2505, Road No 2832 Al Seef 428 BAHRAIN
BANGLADESH	Standard Chartered Bank Portlink Tower Level-6, 67 Gulshan Avenue Gulshan Dhaka -1212 BANGLADESH
BELGIUM	BNP Paribas Securities Services S.C.A. Central Plaza Building Rue de Loxum, 25 7th Floor 1000 Brussels BELGIUM
BERMUDA	HSBC Bank Bermuda Limited 6 Front Street Hamilton HM 11 BERMUDA
BOTSWANA	Standard Chartered Bank Botswana Limited 5th Floor, Standard House P.O. Box 496 Queens Road, The Mall Gaborone BOTSWANA
BRAZIL	J.P. Morgan S.A. DTVM** Av. Brigadeiro Faria Lima, 3729, Floor 06 Sao Paulo SP 04538-905 BRAZIL
BULGARIA	Citibank Europe plc Serdika Offices 10th Floor 48 Sitnyakovo Blvd Sofia 1505 BULGARIA
CANADA	Canadian Imperial Bank of Commerce Commerce Court West Security Level Toronto Ontario M5L 1G9 CANADA Royal Bank of Canada 155 Wellington Street West, 2nd Floor Toronto Ontario M5V 3L3 CANADA
CHILE	Banco Santander Chile Bandera 140, Piso 4 Santiago CHILE
CHINA A-SHARE	HSBC Bank (China) Company Limited 33/F, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong Shanghai 200120 THE PEOPLE'S REPUBLIC OF CHINA
CHINA B-SHARE	HSBC Bank (China) Company Limited 33/F, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong Shanghai 200120 THE PEOPLE'S REPUBLIC OF CHINA
CHINA CONNECT

JPMorgan Chase Bank, N.A.**
48th Floor, One Island East
18 Westlands Road, Quarry Bay

HONG KONG

HSBC Bank (China) Company Limited
33/F, HSBC Building, Shanghai ifc
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA

"HSBC Bank (China) Company Limited
33/F, HSBC Building, Shanghai ifc
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA"

"HSBC Bank (China) Company Limited
33/F, HSBC Building, Shanghai ifc
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA"

"HSBC Bank (China) Company Limited
33/F, HSBC Building, Shanghai ifc
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA"

"HSBC Bank (China) Company Limited
33/F, HSBC Building, Shanghai ifc
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA"

"HSBC Bank (China) Company Limited
33/F, HSBC Building, Shanghai ifc
8 Century Avenue, Pudong
Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA"

COLOMBIA	Cititrust Colombia S.A. Carrera 9 A # 99-02, 3rd floor Bogota COLOMBIA
COSTA RICA	Banco BCT, S.A. 150 Metros Norte de la Catedral Metropolitana Edificio BCT San Jose COSTA RICA
CROATIA	Privredna banka Zagreb d.d. Radnicka cesta 50 10000 Zagreb CROATIA
CYPRUS	HSBC Bank plc 109-111, Messogian Ave. 115 26 Athens GREECE
CZECH REPUBLIC	UniCredit Bank Czech Republic and Slovakia, a.s. BB Centrum - FILADELFIE Zeletavska 1525-1 140 92 Prague 1 CZECH REPUBLIC
DENMARK	Nordea Bank Danmark A/S Christiansbro Strandgade 3 P.O. Box 850 DK-0900 Copenhagen DENMARK
EGYPT	Citibank, N.A. 4 Ahmed Pasha Street Garden City Cairo EGYPT
ESTONIA	Swedbank AS Liivalaia 8 15040 Tallinn ESTONIA
FINLAND	Nordea Bank Finland Plc Aleksis Kiven katu 3-5 FIN-00020 NORDEA Helsinki FINLAND
FRANCE	BNP Paribas Securities Services S.C.A. 3, rue d'Antin 75002 Paris FRANCE
GERMANY	Deutsche Bank AG Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn GERMANY J.P. Morgan AG#** Taunustor 1 (TaunusTurm) 60310 Frankfurt am Main GERMANY # Custodian for local German custody clients only.
GHANA	Standard Chartered Bank Ghana Limited Accra High Street P.O. Box 768 Accra GHANA
GREECE	HSBC Bank plc Messogion 109-111 11526 Athens GREECE
HONG KONG	JPMorgan Chase Bank, N.A.** 48th Floor, One Island East 18 Westlands Road, Quarry Bay HONG KONG
HUNGARY	Deutsche Bank AG Hold utca 27 H-1054 Budapest HUNGARY
ICELAND	Islandsbanki hf. Kirkjusandur 2 IS-155 Reykjavik ICELAND
INDIA	JPMorgan Chase Bank, N.A.** 6th Floor, Paradigm ‘B’ Wing Mindspace, Malad (West) Mumbai 400 064 INDIA
INDONESIA	Deutsche Bank AG Deutsche Bank Building 80 Jl. Inman Bonjol Jakarta 10310 INDONESIA
IRELAND	JPMorgan Chase Bank, N.A.** 25 Bank Street, Canary Wharf London E14 5JP UNITED KINGDOM
ISRAEL	Bank Leumi le-Israel B.M. 35, Yehuda Halevi Street 65136 Tel Aviv ISRAEL
ITALY	BNP Paribas Securities Services S.C.A. Via Asperto, 5 20123 Milan ITALY
JAPAN	Mizuho Bank, Ltd. 2-15-1, Konan Minato-ku Tokyo 108-6009 JAPAN The Bank of Tokyo-Mitsubishi UFJ, Ltd. 1-3-2 Nihombashi Hongoku-cho Chuo-ku Tokyo 103-0021 JAPAN
JORDAN	Standard Chartered Bank Shmeissani Branch Al-Thaqafa Street Building # 2 P.O.BOX 926190 Amman JORDAN
KAZAKHSTAN	JSC Citibank Kazakhstan Park Palace, Building A, Floor 2 41 Kazybek Bi Almaty 050010 KAZAKHSTAN
KENYA	Standard Chartered Bank Kenya Limited Chiromo 48 Westlands Road Nairobi 00100 KENYA
KUWAIT	HSBC Bank Middle East Limited Kuwait City, Qibla Area Hamad Al-Saqr Street, Kharafi Tower G/1/2 Floors Safat 13017 KUWAIT
LATVIA	Swedbank AS Balasta dambis 1a Riga LV-1048 LATVIA
LEBANON	HSBC Bank Middle East Limited HSBC Main Building Riad El Solh, P.O. Box 11-1380 1107-2080 Beirut LEBANON
LITHUANIA	AB SEB Bankas 12 Gedimino pr. LT 2600 Vilnius LITHUANIA
LUXEMBOURG	BNP Paribas Securities Services S.C.A. 33, Rue de Gasperich L-5826 Hesperange LUXEMBOURG
MALAWI	Standard Bank Limited, Malawi 1st Floor Kaomba House Cnr Glyn Jones Road & Victoria Avenue Blantyre MALAWI
MALAYSIA	HSBC Bank Malaysia Berhad 2 Leboh Ampang 12th Floor, South Tower 50100 Kuala Lumpur MALAYSIA
MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited HSBC Centre 18 Cybercity Ebene MAURITIUS
MEXICO	Banco Nacional de Mexico, S.A. Act. Roberto Medellin No. 800 3er Piso Norte Colonia Santa Fe 01210 Mexico, D.F. MEXICO
MOROCCO	Société Générale Marocaine de Banques 55 Boulevard Abdelmoumen Casablanca 20100 MOROCCO
NAMIBIA	Standard Bank Namibia Limited Mutual Platz 2nd Floor, Standard Bank Centre Cnr. Stroebel and Post Streets P.O.Box 3327 Windhoek NAMIBIA
NETHERLANDS	BNP Paribas Securities Services S.C.A. Herengracht 595 1017 CE Amsterdam NETHERLANDS
NEW ZEALAND	JPMorgan Chase Bank, N.A.** Level 13, 2 Hunter Street Wellington 6011 NEW ZEALAND
NIGERIA	Stanbic IBTC Bank Plc Plot 1712 Idejo Street Victoria Island Lagos NIGERIA
NORWAY	Nordea Bank Norge ASA Essendropsgate 7 PO Box 1166 NO-0107 Oslo NORWAY
OMAN	HSBC Bank Oman S.A.O.G. 2nd Floor Al Khuwair PO Box 1727 PC 111 Seeb OMAN
PAKISTAN	Standard Chartered Bank (Pakistan) Limited P.O. Box 4896 Ismail Ibrahim Chundrigar Road Karachi 74000 PAKISTAN
PERU	Citibank del Perú S.A. Av. Canaval y Moreryra 480 Piso 4 San Isidro Lima 27 PERU
PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited 7/F HSBC Centre 3058 Fifth Avenue West Bonifacio Global City 1634 Taguig City PHILIPPINES
POLAND	Bank Handlowy w. Warszawie S.A. ul. Senatorska 16 00-923 Warsaw POLAND
PORTUGAL	BNP Paribas Securities Services S.C.A. Avenida D.João II, Lote 1.18.01, Bloco B, 7º andar 1998-028 Lisbon PORTUGAL
QATAR	HSBC Bank Middle East Limited 2nd Floor, Ali Bin Ali Tower Building 150 (Airport Road) PO Box 57 Doha QATAR
ROMANIA	Citibank Europe plc 145 Calea Victoriei 1st District 010072 Bucharest ROMANIA
RUSSIA	J.P. Morgan Bank International (Limited Liability Company)** 10, Butyrsky Val White Square Business Centre Floor 12 Moscow 125047 RUSSIA
SAUDI ARABIA	HSBC Saudi Arabia Limited 2/F HSBC Building Olaya Road, Al-Murooj Riyadh 11413 SAUDI ARABIA
SERBIA	Unicredit Bank Srbija a.d. Rajiceva 27-29 11000 Belgrade SERBIA
SINGAPORE	DBS Bank Ltd 10 Toh Guan Road DBS Asia Gateway, Level 04-11 (4B) 608838 SINGAPORE
SLOVAK REPUBLIC	UniCredit Bank Czech Republic and Slovakia, a.s. Sancova 1/A SK-813 33 Bratislava SLOVAK REPUBLIC
SLOVENIA	UniCredit Banka Slovenija d.d. Smartinska 140 SI-1000 Ljubljana SLOVENIA
SOUTH AFRICA	FirstRand Bank Limited 1 Mezzanine Floor, 3 First Place, Bank City Cnr Simmonds and Jeppe Streets Johannesburg 2001 SOUTH AFRICA
SOUTH KOREA	Standard Chartered Bank Korea Limited 47 Jongro, Jongro-Gu Seoul 03160 SOUTH KOREA Kookmin Bank Co., Ltd. 84, Namdaemun-ro, Jung-gu Seoul 100-845 SOUTH KOREA
SPAIN	Santander Securities Services, S.A. Ciudad Grupo Santander Avenida de Cantabria, s/n Edificio Ecinar, planta baja Boadilla del Monte 28660 Madrid SPAIN
SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited 24 Sir Baron Jayatillaka Mawatha Colombo 1 SRI LANKA
SWEDEN	Nordea Bank AB (publ) Hamngatan 10 SE-105 71 Stockholm SWEDEN
SWITZERLAND	UBS Switzerland AG 45 Bahnhofstrasse 8021 Zurich SWITZERLAND
TAIWAN	JPMorgan Chase Bank, N.A.** 8th Floor, Cathay Xin Yi Trading Building No. 108, Section 5, Xin Yi Road Taipei 11047 TAIWAN
TANZANIA	Stanbic Bank Tanzania Limited Stanbic Centre Corner Kinondoni and A.H.Mwinyi Roads P.O. Box 72648 Dar es Salaam TANZANIA
THAILAND	Standard Chartered Bank (Thai) Public Company Limited 14th Floor, Zone B Sathorn Nakorn Tower 90 North Sathorn Road Bangrak Silom, Bangrak Bangkok 10500 THAILAND
TRINIDAD AND TOBAGO	Republic Bank Limited 9-17 Park Street Port of Spain TRINIDAD AND TOBAGO
TUNISIA	Banque Internationale Arabe de Tunisie, S.A. 70-72 Avenue Habib Bourguiba P.O. Box 520 Tunis 1000 TUNISIA
TURKEY	Citibank A.S. Inkilap Mah., Yilmaz Plaza O. Faik Atakan Caddesi No: 3 34768 Umraniye- Istanbul TURKEY
UGANDA	Standard Chartered Bank Uganda Limited 5 Speke Road P.O. Box 7111 Kampala UGANDA
UKRAINE	PJSC Citibank 16-G Dilova Street 03150 Kiev UKRAINE
UNITED ARAB EMIRATES - ADX	HSBC Bank Middle East Limited Emaar Square, Level 4, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES
UNITED ARAB EMIRATES - DFM	HSBC Bank Middle East Limited Emaar Square, Level 4, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES
UNITED ARAB EMIRATES - NASDAQ DUBAI	HSBC Bank Middle East Limited Emaar Square, Level 4, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES
UNITED KINGDOM	JPMorgan Chase Bank, N.A.** 25 Bank Street, Canary Wharf London E14 5JP UNITED KINGDOM Deutsche Bank AG Depository and Clearing Centre 10 Bishops Square London E1 6EG UNITED KINGDOM
UNITED STATES	JPMorgan Chase Bank, N.A.** 4 New York Plaza New York NY 10004 UNITED STATES
URUGUAY	Banco Itaú Uruguay S.A. Zabala 1463 11000 Montevideo URUGUAY
VENEZUELA	Citibank, N.A. Avenida Casanova Centro Comercial El Recreo Torre Norte, Piso 19 Caracas 1050 VENEZUELA
VIETNAM	HSBC Bank (Vietnam) Ltd. Centre Point 106 Nguyen Van Troi Street Phu Nhuan District Ho Chi Minh City VIETNAM
WAEMU - BENIN, BURKINA FASO, GUINEA-BISSAU, IVORY COAST, MALI, NIGER, SENEGAL, TOGO	Standard Chartered Bank Côte d’Ivoire SA 23 Boulevard de la Republique 1 01 B.P. 1141 Abidjan 17 IVORY COAST
ZAMBIA	Standard Chartered Bank Zambia Plc Standard Chartered House Cairo Road P.O. Box 32238 Lusaka 10101 ZAMBIA
ZIMBABWE	Stanbic Bank Zimbabwe Limited Stanbic Centre, 3rd Floor 59 Samora Machel Avenue Harare ZIMBABWE